Exhibit 99.4 Release of Private Information

CAUTIONARY STATEMENT

THE ATTACHED INFORMATION IS CONFIDENTIAL AND PROPRIETARY INFORMATION OF BPZ RESOURCES , INC. (THE “COMPANY”) THAT IS SUBJECT TO A NON-DISCLOSURE AGREEMENT (THE “NDA”). THE RECIPIENT MUST NOT FORWARD TO ANY THIRD PARTY OR DISSEMINATE BEYOND THE PARTIES TO THE NDA AND THEIR ADVISORY TEAM. IN ADDITION, THE INFORMATION HEREIN MAY BE BASED UPON DATA PROVIDED BY THE COMPANY BUT CREATED BY ADVISORS RETAINED BY POTENTIAL THIRD PARTY LENDERS. THE METHODOLOGY, ANALYSIS AND INTERPRETATION MADE BY THOSE RETAINED ADVISORS WITH RESPECT TO THE DATA IS NOT KNOWN TO THE COMPANY. THE COMPANY HAD NO INPUT IN THE CREATION OR DEVELOPMENT OF THE INFORMATION CREATED BY ADVISORS FOR POTENTIAL THIRD PARTY LENDERS, NOR DID THE COMPANY PROVIDE ANY OVERSIGHT IN ITS CREATION OR QUALITY CONTROL.

THE ATTACHED INFORMATION MAY INCLUDE DECLINE RATES FOR WELLS IN OPERATION FOR LESS THAN TWO YEARS, WHICH THE COMPANY DOES NOT BELIEVE IS A RELIABLE INDICATOR OF LONGER TERM DECLINE RATES AND SHOULD NOT BE RELIED UPON AS SUCH. TECHNICAL WELL ISSUES, GEOLOGICAL WELL ISSUES, GAS AND GAS RECYCLING ISSUES AND OTHER FACTORS CAN ALL IMPACT THE WELL DATA FOR NEWLY DRILLED WELLS. IN THE COMPANY’S EXPERIENCE THESE FACTORS MAKE SUCH DATA UNRELIABLE FOR PREDICTING WELL PERFORMANCE AND DECLINES OVER LONGER PRODUCTION PERIODS. **THUS, THE COMPANY DOES NOT VIEW SUCH INFORMATION AS MATERIAL FOR DISCLOSURE PURPOSES WITH REGARDS TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”), AND BELIEVES IT COULD BE MISLEADING TO PROVIDE SUCH INFORMATION TO THE INVESTING PUBLIC**. THIS INFORMATION WAS PROVIDED AT THE REQUEST OF ENTITIES IN CONNECTION WITH THEIR REVIEW OF OTHER, MORE RELIABLE, PRODUCTION DATA, THE MATERIAL IMPLICATIONS OF WHICH ARE INCLUDED IN REPORTS BY NETHERLAND, SEWELL & ASSOCIATES, INC., AND REPORTED UNDER SEC DISCLOSURE REQUIREMENTS IN THE FORMAT REQUIRED, AND WHEN REQUIRED BY SEC RULES.

Corvina


120%
100%
80%
60%
40%
20%
0%
1
11
21
31
41
51
61
71
Historical
Geo-All
Geo - 6
Geo-12
Geo - 18
Trend Line

Historical Monthly Decline Percentage			
Initial 6 Months	**Initial 12 Months**	**Initial 18 Months**	**Total[(1)]**
10.8%	7.3%	6.2%	4.1%

Albacora


120%
100%
80%
60%
40%
20%
0%
1
11
21
31
41
51
Historical
Geo-All
Geo - 6
Geo-12
Geo-18
Trend Line

Historical Monthly Decline Percentage			
Initial 6 Months	**Initial 12 Months**	**Initial 18 Months**	**Total[(2)]**
12.5%	8.8%	4.8%	3.2%

Note: *Historical production data analyzed is through December 31, 2014.*
(1) *Geometric percentage for Corvina uses available data through a total of 72 months. Data only includes wells which have a production history in excess of 18 months*
(2) *Geometric percentage for Albacora uses available data through a total of 60 months. Data only includes wells which have a production history in excess of 18 months*

DISCLAIMER:

THE ATTACHED INFORMATION IS CONFIDENTIAL AND PROPRIETARY INFORMATION OF BPZ RESOURCES THAT IS SUBJECT TO THE NDA AND MUST NOT BE FORWARDED TO ANY THIRD PARTY OR DISSEMINATED BEYOND THE PARTIES TO THE NDA AND THEIR ADVISORY TEAM.
THE INFORMATION ATTACHED INCLUDES DECLINE RATES FOR WELLS IN OPERATION LESS THAN TWO YEARS, WHICH. THE COMPANY DOES NOT BELIEVE IS A RELIABLE INDICATOR OF LONGER TERM DECLINE RATES AND SHOULD NOT BE RELIED UPON AS SUCH. TECHNICAL WELL ISSUES, GEOLOGICAL WELL ISSUES, GAS AND GAS RECYCLING ISSUES AND OTHER FACTORS CAN ALL IMPACT THE WELL DATA FOR NEWLY DRILLED WELLS. IN THE COMPANY'S EXPERIENCE THESE FACTORS MAKE SUCH DATA UNRELIABLE FOR PREDICTING WELL PERFORMANCE AND DECLINES OVER LONGER PRODUCTION PERIODS.
THE COMPANY THUS DOES NOT VIEW SUCH INFORMATION AS MATERIAL FOR SEC DISCLOSURE PURPOSES AND BELIEVES IT COULD BE MISLEADING TO PROVIDE SUCH INFORMATION TO THE INVESTING PUBLIC. THIS INFORMATION IS BEING PROVIDED AT YOUR REQUEST IN CONNECTION WITH YOUR REVIEW OF OTHER, MORE RELIABLE PRODUCTION DATA, THE MATERIAL IMPLICATIONS OF WHICH ARE INCLUDED IN NSAI REPORTS AND REPORTED UNDER SEC DISCLOSURE REQUIREMENTS IN THE FORMAT REQUIRED AND WHEN REQUIRED BY SEC RULES.